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                                                                Exhibit No. 5(g)


                       SUB-INVESTMENT ADVISORY CONTRACT

     Contract made as of September 1, 1993, between MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation, and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, L.P. ("Sub-Adviser"), a California limited partnership.

     WHEREAS, Mitchell Hutchins has entered into an Investment Advisory and Administration Contract dated April 21, 1988 ("Advisory Contract") with PaineWebber Series Trust (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, Mitchell Hutchins wishes to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to Mitchell Hutchins and the Aggressive Growth Portfolio series ("Series") of the Trust, and the Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.  Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as its
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investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.  Duties as Sub-Adviser.
         ---------------------

     (a) Subject to the supervision of the Trust's Board of Trustees ("Board") and Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for the Series, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Series. The Sub-Adviser will manage the Series' assets so as to permit the Series (i) to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code") and
(ii) to comply or continue to comply with the diversification requirements imposed by Section 817(h) of the Code and the regulations thereunder. The Sub-Adviser will provide services under this Contract in accordance with the Series' investment objective, policies and restrictions as stated in the Trust's Prospectus.

     (b) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers who provide the Series with research,
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analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series and its other clients and that the total commissions paid by the Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Series.

     (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Series, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Series are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31 a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

     (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports and make available to the Board and Mitchell Hutchins any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

     3.  Further Duties. In all matters relating to the performance of this
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Contract, the Sub-Adviser will act in conformity with the Trust's Declaration of
Trust, By-Laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the instructions and directions of the Board and Mitchell Hutchins and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act"), the rules thereunder, and all other applicable federal and state laws and regulations. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of them as soon as practicable after such materials become available.

     4.  Services Not Exclusive. The services furnished by the Sub-Adviser
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hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the

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Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     5.  Expenses. During the term of this Contract, the Sub-Adviser will bear
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all expenses incurred by it in connection with its services under this Contract.

     6.   Compensation.
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     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.50% of the Series' average daily net assets (computed in the manner specified in the Advisory Contract).

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     7.  Limitation of Liability. The Sub-Adviser shall not be liable for any
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error of judgment or mistake of law or for any loss suffered by the Series, the
Trust or its shareholders or by Mitchell Hutchins in connection with the matters to which Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.

     8.  Representations of Sub-Adviser. The Sub-Adviser represents, warrants
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and agrees as follows:

     (a) The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met, and will continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will immediately notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

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     (b) The Sub-Adviser shall notify Mitchell Hutchins of any change in the membership of the Sub-Adviser within a reasonable time after such change.

     (c) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 1 7j-1 under the 1940 Act and will provide Mitchell Hutchins with a copy of such code of ethics, together with evidence of its adoption. Within 45 days after the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 1 7j-1 (c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to Mitchell Hutchins.

     9.  Duration and Termination.
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     (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series' outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Series

     (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on 60 days' written notice to the Sub-Adviser. This Contract may also be terminated by Mitchell
Hutchins: (i) on 120 days' written notice to the Sub-Adviser, without the payment of any penalty; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 8 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach; or (iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract. The Sub-

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Adviser may terminate this Contract at any time, without the payment of any penalty, on 120 days' written notice to Mitchell Hutchins. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.

     10.  Amendment of this Contract. No provision of this Contract may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Series' outstanding voting securities.

     11.  Governing Law. This Contract shall be construed in accordance with the
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laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12.  Miscellaneous. The captions in this Contract are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                         MITCHELL HUTCHINS ASSET
                                MANAGEMENT INC.

/s/ Ilene Shore                 By:    /s/ Dianne E. O'Donnell
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                                Name:  Dianne E. O'Donnell
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                                Title: First Vice President
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                                NICHOLAS-APPLEGATE
                                CAPITAL MANAGEMENT, L.P.
Attest:

/s/ Cathy                       By:    /s/ E. Blake Moore, Jr.
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                                Name:  E. Blake Moore, Jr.
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                                Title: General Counsel
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